ICI MUTUAL INSURANCE COMPANY,

a Risk Retention Group

INVESTMENT COMPANY BLANKET BOND

RIDER NO. 15

INSURED

BOND NUMBER

Eaton Vance Management

00125113B

EFFECTIVE DATE

BOND PERIOD

AUTHORIZED REPRESENTATIVE

November 1, 2013

September 1, 2013 to September 1, 2014

/S/ Joseph R. Costello

In consideration of the premium charged for this Bond, it is hereby understood and agreed that the name of the Insured identified in Item 1 of the Declarations, Name of Insured, as

o

Eaton Vance Low Duration Government Income Fund, a series of:

Eaton Vance Mutual Funds

is changed to:

o

Eaton Vance Short Duration Government Income Fund, a series of:

Eaton Vance Mutual Funds

o

Eaton Vance Strategic Income Fund, a series of:

Eaton Vance Mutual Funds

is changed to:

o

Eaton Vance Short Duration Strategic Income Fund, a series of:

Eaton Vance Mutual Funds

o

Eaton Vance Short-Term Real Return Fund, a series of:

Eaton Vance Mutual Funds

is changed to:

o

Eaton Vance Short Duration Real Return Fund, a series of:

Eaton Vance Mutual Funds

Except as above stated, nothing herein shall be held to alter, waive or extend any of the terms of this Bond.

RN8.0-00 (1/02)